As filed with the Securities and Exchange Commission on September 9, 2011

Registration No. 333-167450

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SFN GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3536544 (IRS Employer Identification No.)

2050 Spectrum Boulevard

Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)

Thad Florence

Vice President Legal & Corporate Secretary

SFN Group, Inc.

2050 Spectrum Boulevard

Fort Lauderdale, Florida 33309

(954) 308-7600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Timothy Mann, Jr., Esq.

Jones Day

1420 Peachtree, N.E.

Atlanta, Georgia 30309-3053

(404) 581-3939

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

                                               If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-167450) originally filed on June 11, 2010 and declared effective on June 17, 2010 (the “Registration Statement”) of SFN Group, Inc. (the “Company”) is being filed to remove from registration any and all of the $100,000,000 of debt securities, shares of the Company’s common stock, par value $0.01 per share, shares of the Company’s preferred stock, par value $0.01 per share, and warrants that were registered and have not been, and will not be, sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed in accordance with the Company’s undertaking set forth in Part II, Item 17 of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on September 9, 2011.

SFN GROUP, INC.

By:	/s/ MARK W. SMITH
	Name:	Mark W. Smith
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GREG NETLAND	President and Director	September 9, 2011
Greg Netland	(Principal Executive Officer)

/s/ RON FUCCILLO	Vice President, Treasurer and Director
Ron Fuccillo	(Principal Financial and Accounting Officer)	September 9, 2011

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